EXHIBIT 4.1.1

                               FIRST SUPPLEMENT TO


                 SECOND AMENDED AND RESTATED INDENTURE OF TRUST


                                     BETWEEN


                        UNION FINANCIAL SERVICES-1, INC.


                                       AND


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   AS TRUSTEE





                            DATED AS OF MARCH 1, 1997

                                TABLE OF CONTENTS


                                                                  Page
                                    ARTICLE I

                            DEFINITIONS AND AUTHORITY

        Section 1.01.  Definitions.................................. 1
        Section 1.02.  Authority for First Supplement............... 2


                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURE

         Section 2.01. ............................................. 1
         Amendment of Section 2.02(d) of the Original Indenture..... 2
         Section 2.02.  Amendment of Section 5.02 of the
                           Original Indenture....................... 3

                                   ARTICLE III

        MISCELLANEOUS............................................... 3

     This First Supplement to Second Amended and Restated Indenture of Trust, dated for convenience of reference as of March 1, 1997 (this "First Supplement"), by and between UNION FINANCIAL SERVICES-1, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America having its principal trust office in Minneapolis, Minnesota (said banking corporation and any trust company or bank becoming successor trustee under this First Supplement being herein called the "Trustee"),

                              W I T N E S S E T H:

         WHEREAS, the Issuer and the Trustee, entered into that Indenture of Trust dated as of March 1, 1996 (as amended by that Amended and Restated Indenture of Trust dated as of June 15, 1996 and that Second Amended and Restated Indenture of Trust dated as of November 1, 1996, the "Original Indenture"), pursuant to which the Issuer issues in series from time to time its Taxable Student Loan Asset-Backed Notes (the "Notes") for the purpose of financing the acquisition of qualifying student loans; and

         WHEREAS, Sections 8.01 and 8.02 of the Original Indenture permit the Issuer and the Trustee to enter into supplements to the Original Indenture and the Issuer and the Trustee are making certain changes set forth in Article II hereof pursuant to such Sections.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS AND AUTHORITY

         Section 1.01. DEFINITIONS. Except as provided in the definitions in this Section and in Section 2.01 below, all defined terms contained in the Original Indenture shall have the same meanings in this First Supplement as such terms are given in the Original Indenture.

         As used in this First Supplement, the following terms shall have the following respective meanings:

         "ORIGINAL INDENTURE" means the Indenture of Trust dated as of March 1, 1996, between the Issuer and the Trustee, as amended by that Amended and Restated Indenture of Trust dated as of June 15, 1996 and that Second Amended and Restated Indenture of Trust dated as of November 1, 1996.

         "FIRST SUPPLEMENT" means this First Supplement to Second Amended and Restated Indenture of Trust, as amended or supplemented in accordance with the terms hereof and of the Original Indenture.

     In this First Supplement, unless the context otherwise requires, words of the masculine gender include correlative words of the feminine and neuter genders, words importing the singular number include the plural number and vice versa, and words importing persons include corporations and associations, including public bodies, as well as natural persons.

     The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms, used in this First Supplement, refer to this First Supplement.

     Section 1.02. AUTHORITY FOR FIRST SUPPLEMENT. This First Supplement is entered into pursuant to the provisions of the Original Indenture in order to supplement and amend the original Indenture as provided in Article II hereof.

                                   ARTICLE II

                      AMENDMENTS TO THE ORIGINAL INDENTURE

     Section  2.01.  AMENDMENT  OF SECTION  2.02(D) OF THE  ORIGINAL  INDENTURE.
Section 2.02(d) Original Indenture is hereby amended to read as follows:


                    (d) PARTIAL REDEMPTION OF SERIES 1996A NOTES AND SERIES 1996B NOTES.

                    (i) (A) If less than all of the Series 1996A Notes are to be redeemed pursuant to Section 2.02(a) or 2.02(b) hereof, the class and subclass of Series 1996A Notes to be redeemed shall be redeemed as directed by an Issuer Order. If less than all of the Series l996B Notes are to be redeemed pursuant to Section 2.02(a) or 2.02(b) hereof, the class or subclass of Series 1996B Notes to be redeemed shall be redeemed as directed by an Issuer Order. If less than all of the Series 1996A Notes or Series 1996B Notes of any Stated Maturity of any class or subclass of the Series 1996A Notes or Series 1996B Notes are to be redeemed, such Series 1996A Notes or Series 1996B Notes of the same Stated Maturity to be redeemed shall be selected by lot in such manner as the Trustee shall determine.

     Section 2.02. AMENDMENT OF SECTION 5.02 OF THE ORIGINAL INDENTURE. The second sentence of the third paragraph of Section 5.02 of the Original Indenture is hereby amended as follows:

                        "The Issuer may use proceeds in any Recycling Account of
                    the Student Loan Fund to purchase Eligible Loans which have a stated maturity shorter than the longest Stated Maturity of any Series of Notes then Outstanding."

                                   ARTICLE III

                                  MISCELLANEOUS

     This  First   Supplement   may  be   simultaneously   executed  in  several
counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed, all as of the date first above written.

                                      UNION FINANCIAL SERVICES-1, INC.





                                       By /s/ Stephen F. Butterfield
                                        Stephen F. Butterfield,  President





                                        NORWEST BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Trustee



                                         By /s/ Polly B. Burg
                                         Assistant Vice President